Exhibit 1(l)
CERTIFICATE OF CORRECTION

ST. CLAIR FUNDS, INC.


	ST. CLAIR FUNDS, INC., a Maryland corporation (the
"Corporation"), DOES HEREBY CERTIFY, pursuant to Section 1-207 of the Maryland General Corporation Law, as follows:

	l.	The title of the document being corrected (the
"Articles Supplementary") is:

	Articles Supplementary to St. Clair Funds, Inc., dated
November 7, l996.

	2.	The Articles Supplementary were filed with the
Maryland State Department of Assessments and Taxation (the "SDAT") on November 12, 1996. The Articles Supplementary require correction as permitted under the provisions of Section 1-207 of the Maryland General Corporation Law to bring them into conformity with the resolutions of the Board of Directors of the Corporation duly adopted on November 7, 1996. The Board of Directors, by resolutions duly adopted on February 4, 1997, ratified and affirmed the November 7, 1996 resolutions and authorized and approved the filing of this Certificate of Correction. The required corrections do not affect the relative rights of the stockholders of the various classes of common stock of the Corporation, and this Certificate of Correction has therefore not been submitted to a vote of the stockholders for their approval.

	3.	Article FIRST of the Articles Supplementary as
previously filed provides as follows:

	FIRST:	In accordance with procedures established in the
Corporation's Charter, the Board of Directors of the Corporation, by resolution dated November 7, 1996, changed the name of the following, previously designated series of the Corporation, pursuant to Section 2-605(a)(4) of Maryland General Corporate Law:

Previously Designated Series				New Name

1.  Class A-Money Market-Fiduciary Portfolio		St. Clair
Liquidity Plus
							Money Market Fund


	Article FIRST of the Articles Supplementary as filed on November 7, 1996 is hereby corrected and restated in its entirety to read as follows:

	FIRST: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated November 7, 1996, changed the name of the following, previously designated series of the Corporation, pursuant to Section 2-605(a)(4) of Maryland General Corporate Law:

Previously Designated Series				New Name

1.  Class A-Money Market-Fiduciary Portfolio		Liquidity
Plus
							Money Market Fund

	4.	Article THIRD of the Articles Supplementary as
previously filed provides as follows:

	THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as herein above set forth, the Corporation had the authority to issue two billion (2,000,000,000) shares of Common Stock of the par value of $.001 per share and of the aggregate par value of two million dollars ($2,000,000), of which the Board of Directors had designated one billion nine hundred million (1,900,000,000) shares into Series and classified the shares of each Series as follows:
Previously Classified Shares
Authorized
Name of Series		Shares (in millions)

St. Clair Class A-Money Market-Fiduciary Portfolio
	600
Class B-Money Market-Prime Portfolio
	500
Class C-Intermediate Bond Portfolio					500
Class D-Institutional Index Equity Fund
	300

	As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of two billion (2,000,000,000) shares of Common Stock of the par value of $0.001 per share and having an aggregate par value of two million dollars ($2,000,000), of which the Board of Directors has designated nine hundred million (900,000,000) shares into Series and classified the shares of each Series as follows:

Current Classification of Shares
Name of Series							Authorized
Shares
	(in millions)

St. Clair Liquidity Plus Money Market Fund			600
Institutional Index Equity Fund			300


	Article THIRD of the Articles Supplementary as filed on November 7, 1996 is hereby corrected and restated in its entirety to read as follows:

	THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as herein above set forth, the Corporation had the authority to issue two billion (2,000,000,000) shares of Common Stock of the par value of $.001 per share and of the aggregate par value of two million dollars ($2,000,000), of which the Board of Directors had designated one billion nine hundred million (1,900,000,000) shares into Series and classified the shares of each Series as follows:

Previously Classified Shares
Authorized
Name of Series		Shares (in millions)

Class A-Money Market-Fiduciary Portfolio			600
Class B-Money Market-Prime Portfolio			500
Class C-Intermediate Bond Portfolio				500
Class D-Institutional Index Equity Fund			300

	As amended hereby, the Corporation's Articles of
Incorporation authorize the issuance of two billion
(2,000,000,000) shares of Common Stock of the par value of $0.001 per share and having an aggregate par value of two million dollars ($2,000,000), of which the Board of Directors has designated nine hundred million (900,000,000) shares into Series and classified the shares of each Series as follows:
Current Classification of Shares
Name of Series							Authorized
Shares
(in millions)

Liquidity Plus Money Market Fund			600
Institutional Index Equity Fund			300

	IN WITNESS WHEREOF, ST. CLAIR FUNDS, INC. has caused this Certificate of Correction to be signed in its corporate name and on its behalf by its authorized officers who acknowledge that this Certificate of Correction are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury on this 4th day of February, 1997.

ST. CLAIR FUNDS, INC.


By:	/s/ Terry H. Gardner
	Terry Gardner
	Vice President
ATTEST:


/s/ Lisa Anne Rosen
Lisa Anne Rosen
Secretary


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